Exhibit 10.1

                            GABLES RESIDENTIAL TRUST


July 1, 1999

Mr. John Rippel
31 Glen Eagle Drive
Sugarland, Texas 77479


Dear John:

     In light of various changes in the operations of Gables Residential Trust ("the Company"), the Company accepts your resignation effective May 21, 1999. It has been determined that the Company will provide you with the separation package described below. In return for your agreements contained herein, including your release of certain claims as described below and subject to your performance of your obligations under this agreement, the Company agrees, upon your execution of this letter, to the following:

1) The Company will continue your base salary at your current rate, less applicable withholding and payroll taxes, through May 21, 1999.

2)   The Company  will pay you Nine  Hundred  Ninety-six  Thousand  Nine Hundred
     Sixty-eight and No/100 ($996,968.00) in one lump sum, which amount represents your 1999 bonus as well as severance. Such payment will be made to you by the Company prior to July 31, 1999.

3) The Company will continue your car allowance at the current rate through May 21, 1999.

4) The Company will continue to make contributions to your 401(k) plan at the current rate through May 21, 1999.

5) The Company will continue to provide you all health insurance benefits at the current level through December 31, 1999. Subsequent to December 31, 1999, you will be eligible to continue to participate in the Company's group health plan pursuant to COBRA regulations. Such COBRA premiums, to the extent you choose to participate, will be your financial responsibility.

6) All stock options issued to you will become vested on May 21, 1999. You will have until the later of May 21, 2002 or the date upon which you are no longer a Director of the Company to exercise the following stock options:

          47,000 options dated January 26, 1994 at the exercise price of $22.50. 15,000 options dated May 16, 1995 at the exercise price of $20.375. 150,000 options dated October 1, 1998 at the exercise price of $26.75.

     To the extent that the restrictions on the transferability of your Initial Public Offering shares have elapsed as matter of law, at your request the Company will remove the restricted legends on the certificates representing such shares at the Company's cost.

7) All restricted stock grants totaling 9,355 shares will fully vest effective May 21, 1999.

8) The Company agrees to sell you the office furniture in your office at book value.

9) The Company agrees to release you from the terms of the non-competition provision set forth in Section 9 of the Employment Agreement you entered into with the Company of January 1, 1999. However, the release of the non-competition provision in no way releases you from your confidentiality obligations as set forth below.

Mr. John Rippel
July 1, 1999


10) The Company agrees to reimburse you for your reasonable out-of-pocket expenses associated with your continued work on behalf of the Company through May 21, 1999.

11) The Company agrees that, should you be sued in your capacity as a Director for the Company, you will be entitled to coverage under the Board of Director's errors and omissions insurance to the extent applicable and the Company agrees to indemnify you for all reasonable expenses incurred and any judgements against you in your capacity as an officer and Director.

     The indemnification agreement dated January 26, 1994 between you and the Company shall continue to be in effect and, not withstanding any other terms within this agreement, you shall be entitled to all rights and remedies as stipulated in the indemnification agreement.

     In consideration of the Company's agreement to provide you with the benefits set forth in provisions 1) through 11) above, which you acknowledge to be good and valid consideration, you voluntarily and knowingly agree as follows:

a) You agree to cooperate with the Company in the transitioning of your duties and responsibilities.

b) You further agree to cooperate with the Company subsequent to May 21, 1999 with respect to any ongoing projects that remain uncompleted at the time of your departure. You further agree to cooperate with, assist, and provide testimony at the request of the Company or its attorneys in any currently pending or future litigation involving the Company.

c)   For  all  times   hereafter,   you  agree  to  protect  and   preserve  the
     confidentiality of and safeguard the Company's proprietary and/or confidential information and to not use, directly or indirectly, for your benefit or for the benefit of another, or disclose to another, any of the Company's proprietary and/or confidential information unless disclosures that are deemed confidential to the Company are required by or pursuant to a court order or the demands of a public agency. Confidential information will include, without limitation, information concerning the Company's financial affairs, strategic plans and objectives, business plans, proprietary statistics, reports, pricing information, customer data and contracts except to the extent that the information is available to the public.

d) Prior to May 21, 1999, you agree to deliver to the Company all documents embodying any of the Company's proprietary and/or confidential information.

e) Prior to May 21, 1999, you agree to deliver to the Company all property owned by the Company and in your possession.

f) You agree to abide by the non-solicitation provisions of Section 10 of the Employment Agreement you entered into with the Company on January 1, 1999.

     As further consideration for the Company's obligations set forth herein, you voluntarily and knowingly, fully and completely and forever release the Company and its current or former directors, officers, stockholders, employees, agents, attorneys and affiliates from any and all claims, actions, demands and causes of action of whatever kind or character, whether now known or unknown, that you may have or that you may claim to have against the Company or its current or former directors, officers, stockholders, employees, agents, attorneys or affiliates that are in any way connected with your employment with the Company, your resignation from your position with the Company, or otherwise, including without limitation any contractual claims of employment or tort claims you may have or that you may claim to have, wrongful discharge or discrimination in employment on the basis of race, color, sex, national origin, religion, age under the Age Discrimination in Employment Act and related laws prohibiting age discrimination, or disability, if any, you may have, and attorney's fees and costs, if any, and any and all acts or failure to act in contravention of the Constitution, statutes or regulations of the United States or the constitution or regulations of any state or local government including, but not limited to, state or federal securities laws, claims of fraud, breach of fiduciary duty, the Texas Deceptive Trade Practices Act (or any similar act in any other state), or the Racketeer Influenced and Corrupt Organizations Act occurring on or before the effective date of this agreement and release.

Mr. John Rippel
July 1, 1999



     Likewise, the Company agrees to release you from any and all claims, actions, demands and causes of action of whatever kind or character, whether now known or unknown, that it may have or claim to have against you that are in any way connected with your employment with the Company.

     In addition, you covenant and agree to keep the terms, conditions, and circumstances of your resignation from the Company, including this letter, confidential and to not aid, abet, assist or render assistance in any form to any person or entity pursuing, or that may in the future pursue, any claim against the Company or its directors, officers, stockholders, employees, agents, attorneys or affiliates of any nature unless required to do so by law.

     This letter is intended by you and the Company to be a legally valid and binding agreement, to be construed in accordance with the laws of the State of Texas. You and we agree that this letter is not to be construed as an admission of liability by the Company in any respect, and the Company expressly denies any liability to you whatsoever. You and we agree that any legal proceedings instituted hereunder shall be conducted and litigated in the State of Texas and the parties hereto consent to the jurisdiction and venue in the courts of Harris County, Texas. Nothing herein shall in any way limit or abridge the Company's right to seek injunctive or similar equitable relief for the enforcement of its right hereunder. This letter sets forth the entire agreement between you and the Company and its directors, officers, employees, agents, attorney and representatives relating to the separation of your employment from the Company and fully supersedes any and all prior agreements or understandings between the parties hereto, including the January 1, 1999 Employment Agreement executed by you and the Company, pertaining to the subject matter hereof.

Very truly yours,

GABLES RESIDENTIAL TRUST


By:    /s/ Marcus E. Bromley
       ---------------------------
       Marcus E. Bromley, Chairman





     The law requires that you be advised and you are hereby advised to consult with an attorney prior to executing this agreement and release. If you accept the terms of this agreement and release, it must be signed by you and returned to Joni Bastuba on or before twenty-one (21) days from your receipt of this agreement and release. After the execution of this agreement and release, you have a period of seven (7) days in which you may revoke this agreement and release. Notification of revocation should be in writing and returned to Joni Bastuba. The effective date of this agreement and release is eight (8) days after you execute this agreement and release.

     I have read and understood the foregoing agreement and release, have been advised to and have had the opportunity to discuss it with anyone I desire, including an attorney of my own choice, agree to its terms, acknowledge receipt of a copy of same, and the sufficiency of payments recited therein, and sign this agreement and release voluntarily.


/s/ John T. Rippel
-------------------------------                          Dated:  July 12, 1999
John T. Rippel